EXHIBIT 3.2

BY-LAWS

OF

CATERPILLAR FINANCIAL FUNDING CORPORATION

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TABLE OF CONTENTS
(continued)

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BY-LAWS

OF

CATERPILLAR FINANCIAL FUNDING CORPORATION

ARTICLE I

STOCKHOLDERS

     Section 1.1. Annual Meeting. Except as otherwise provided in Section 1.9 of these By-Laws, an annual meeting of stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held at such time and date in each year as the Board of Directors, the Chairman or the President may from time to time determine. The annual meeting in each year shall be held at such hour on said day and at such place within or without the State of Nevada as may be fixed by the Board of Directors, or if not so fixed, at 10 AM, at the principal business office of the Corporation.

     Section 1.2. Special Meetings. A special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board, if any, or the President or any Vice President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the whole Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting.

     Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote at the meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.4. Quorum. Except as otherwise provided bylaw or by the Articles of Incorporation or by these By-Laws in respect of the vote required for a specified action, at any meeting of stockholders the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.3 of these By-Laws, notice need not be given of the adjourned meeting.

     Section 1.5. Voting. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the Articles of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of stock entitled to vote thereon.

     Except as otherwise provided by law, or by the Articles of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of five (5) stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

     Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

     Section 1.6. Presiding-Officer and Secretary. At every meeting of stockholders the Chairman of the Board, or in his or her absence (or if there be none) the President, or in his or her absence a Vice President, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in his or her absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

     Section 1.7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney.

     Section 1.8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

     Section 1.9. Written Consent of Stockholders in Lieu of Meeting. Any action required by statute to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

ARTICLE II

DIRECTORS

     Section 2.1. Number of Directors. The Board of Directors shall consist of five directors until changed as provided in this Section. The number of directors may be changed at any time and from time to time by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors, or by a resolution of the Board of Directors passed by a majority of the whole Board of Directors, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 2.5 of these By-Laws at the time of such decrease or reduce the number of directors to a number less than one.

     Section 2.2. Election and Term of Directors. Except as otherwise provided by law or by the Articles of Incorporation, and subject to the provisions of Sections 2.3, 2.4 and 2.5, directors shall be elected annually, by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. Each director shad hold office from the time of his or her election and qualification until his or her successor is elected and qualified or until his or her earlier resignation, or removal.

     Section 2.3. Vacancies and Newly Created Directorships. Except as otherwise provided by law or by the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting. Except as otherwise provided by law, vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Section 2.4. Resignation. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     Section 2.5. Removal. Any or all of the directors may be removed at any time, with or without cause, by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors.

     Section 2.6. Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Nevada. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no notice thereof need be given. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board of Directors may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President or by at least one-third (1/3) of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, postage prepaid, not later than the second day before the meeting, or personally or by telegraphing or telephoning the same not later than the day before the meeting.

     Section 2.7. Quorum and Voting. Except as otherwise provided by law or the Articles of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business, but, if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.8. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 2.9. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

     Section 2.10. Contracts and Transactions Involving Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS

     Section 3.1. Appointment and Powers. The Board of Directors may from time to time, by resolution passed by majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation.

     The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.

ARTICLE IV

OFFICERS, AGENTS AND EMPLOYEES

     Section 4.1. Appointment and Term of Office. The officers of the Corporation may include a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors or a committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board for an unlimited term and need not be reappointed annually or at any other periodic interval. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

     Section 4.2. Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

     Section 4.3. Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

     Section 4.4. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him or her by the Board of Directors.

     Section 4.5. President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have general charge of the business affairs of the Corporation. He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The President may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons. The President of the Corporation may also be referred to as its Chief Executive officer.

     Section 4.6. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.

     Section 4.7. Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or the Board of Directors.

     Section 4.8. Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting. He or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.

     Section 4.9. Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

     Section 4.10. Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

     Section 4.11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

     Section 4.12. Loans to Officers and Employees: Guaranty of Obligations of Officers and Employees. The Corporation may lend money to, or guarantee any obligation of; or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation

ARTICLE V

INDEMNIFICATION

     Section 5.1. Indemnification of Directors, Officers, Employees and Agents. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if as and to the extent authorized by applicable law, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by statute. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this By-law or statute in a specific case shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI

COMMON STOCK

     Section 6.1. Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman or a Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 6.2. Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws and the law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

     Section 6.3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements.

     Section 6.4. Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

     If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 1.9 of these By-Laws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

     Section 7.1. Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Nevada..” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

WAVER OF NOTICE

     Section 8.1. Waiver of Notice. Whenever notice is required to be given by statute, or under any provision of the Articles of Incorporation or these By-Laws, a written waiver thereof; signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of; any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE IX

CHECKS, NOTES, DRAFTS, ETC.

     Section 9.1. Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

ARTICLE X

AMENDMENTS

     Section 10.1. Amendments. Except as otherwise provided by law or by the Articles of Incorporation, these By-Laws or any of them may be altered or repealed, and new By-Laws may be adopted, by the stockholders by vote at a meeting or by written consent without a meeting. The Board of Directors shall also have power, by a majority vote of the whole Board of Directors, to alter or repeal any of these By-Laws, and to adopt new By-Laws.

ARTICLE XI

EMERGENCY BY-LAWS

     Section 11.1. Emergency By-Laws. The Emergency By-Laws provided in this Section 11.1 shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action notwithstanding any different provision in the preceding By-Laws or in the Articles of Incorporation or in the law. To the extent not inconsistent with the provisions of this Section, the By-Laws of the Corporation shall remain in effect during any emergency and upon its termination the Emergency By-Laws shall cease to be operative. Any amendments of these Emergency By Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

     During any such emergency: (A) A meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting; (B) The director or directors in attendance at the meeting shall constitute a quorum; (C) The officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors for such meeting; (D) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties; (E) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do; and (F) To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting. No officer, director or employee acting in accordance with any Emergency By-Laws shall be liable except for willful misconduct.

     These Emergency By-Laws shall be subject to repeal or change .by further action of the Board of Directors or by action of the stockholders.

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